Exhibit 99-B.8.4

                                SERVICE AGREEMENT

      AGREEMENT, effective as of March 1, 2000, between Alliance Capital Management L.P. (the "Adviser"), and Aetna Life Insurance and Annuity Company (the "Company"), a Connecticut corporation, for the provision of described administrative services by the Company in connection with the sale of shares of the (the "Fund") as described in the Participation Agreement dated March 1, 2000 between the Company, the Adviser and Alliance Fund Distributors, Inc. ("AFD") (the "Fund Participation Agreement").

In consideration of their mutual promises, the Adviser and the Company agree as follows:

1.    The Company agrees to provide the following services to the Adviser:

      a. responding to inquiries from owners of the Company variable annuity contracts and variable life insurance policies using the Funds as an investment vehicle ("Contractholders") regarding the services performed by the Company that relate to the Funds;

      b. providing information to Adviser and Contractholders with respect to Fund shares attributable to Contractholder accounts;

      c. communicating directly with Contractholders concerning the Funds' operations;

      d. providing such other similar services as Adviser may reasonably request pursuant to Adviser's agreement with the Funds to the extent permitted under applicable federal and state requirements.

2.    (a)   Administrative services to Contractholders owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Fund or the Adviser. The Adviser recognizes the Company as the sole shareholder of Fund shares issued under the Fund Participation Agreement, and that substantial savings will be derived in administrative expenses, such as significant reductions in postage expense and shareholder communications, by virtue of having a sole shareholder for each of the Accounts rather than multiple shareholders. In consideration of the savings resulting from such arrangement, and to compensate the Company for its costs, the Adviser agrees to pay to the Company and the Company agrees to accept as full compensation for all services rendered hereunder an amount described in Schedule A attached hereto and made a part of this Agreement as may be amended from time to time with the mutual consent of the parties hereto.


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

      (b) The parties agree that the Adviser's payments to the Company are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

      (c) For the purposes of computing the administrative fee reimbursement contemplated by this Section 2, the average aggregate amount invested by the Company over a one month period shall be computed by totaling the Company's aggregate investment (share net asset value multiplied by total number of shares held by the Company) on each business day during the month and dividing by the total number of business days during each month.

      (d) The Fund will calculate the reimbursement of administrative expenses at the end of each month and will make such reimbursement to the Company within 30 days thereafter. The reimbursement payment will be accompanied by a statement showing the calculation of the monthly amounts payable by the Adviser and such other supporting data as may be reasonably requested by the Company. Payment will be wired by the Adviser to an account designated by the Company.

3. The Company agrees to indemnify and hold harmless the Adviser and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Company under this Agreement or a breach of a material provision of this Agreement, except to the extent such loss, liability or expense is the result of the Adviser's misfeasance, bad faith or gross negligence in the performance of its duties.

4. The Adviser agrees to indemnify and hold harmless the Company and its directors, officers, and employees from any and all loss, liability and expense resulting from any gross negligence or willful wrongful act of the Adviser under this Agreement or a breach of a material provision under this Agreement, except to the extent such loss, liability or expense is the result of the Company's own willful misfeasance, bad faith or gross negligence in the performance of its duties.

5.    Either party may terminate this Agreement, without penalty, (i) on sixty
      (60) days written notice to the other party, for any cause or without cause, or (ii) on reasonable notice to the other party, if it is not permissible to continue the arrangement described herein under laws, rules or regulations applicable to either party or the Fund, or if the Participation Agreement is terminated.

6. The terms of this arrangement will be held confidential by each party except to the extent that either party or its counsel may deem it necessary to disclose this arrangement.

7. This Agreement represents the entire Agreement of the parties on the subject matter hereof and it cannot be amended or modified except in writing, signed by the parties. This Agreement may be executed in one or more separate counterparts, all of which, when taken together, shall constitute one and the same Agreement.


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

8. All notices and other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by telex, telecopier or registered or certified mail, postage prepaid, return receipt requested, or recognized overnight courier service to the party to whom they are directed at the following addresses, or at such other addresses as may be designated by notice from such party to the other party.

      To Aetna:

            Aetna Life Insurance and Annuity Company
            151 Farmington Avenue
            Hartford, Connecticut  06156
            Attention:  Julie E. Rockmore, Counsel

      To    Alliance Capital Management L.P.
            1345 Avenue of the Americas
            New York, NY  10105-0096
            Attention:  Edmund P. Bergan, Jr., General Counsel

Any notice, demand or other communication given in a manner prescribed in this
Section 8 shall be deemed to have been delivered on receipt.

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be executed by their authorized officers as of the day and year first above written.


ALLIANCE CAPITAL MANAGEMENT L.P.


ALLIANCE CAPITAL MANAGEMENT L.P.


       By:    /s/  Edmund P. Bergan, Jr.
              -------------------------------
       Name:  Edmund P. Bergan, Jr.
              -------------------------------
       Title: Vice President and Assistant
              General Counsel


AETNA LIFE INSURANCE AND ANNUITY COMPANY


       By:    /s/  Laurie M. LeBlanc
              -------------------------------
       Name:  Laurie M. LeBlanc
       Title: Vice President


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

                                   Schedule A

In consideration of the services provided by the Company, the Adviser agrees to pay the Company an amount equal to basis points noted in the table below per annum of the average aggregate amount invested by the Company in the Fund under the Fund Participation Agreement.

--------------------------------------------------------------------------------

                     Fund Name                       Basis Points per Annum
--------------------------------------------------------------------------------
Alliance Variable Products Series Fund, Inc. -
--------------------------------------------------------------------------------
      Alliance Quasar Portfolio                      25 bpt or .25%
--------------------------------------------------------------------------------
      Alliance Premier Growth Portfolio              25 bpt or .25%
--------------------------------------------------------------------------------
      Alliance Growth And Income Portfolio           20 bpt or .20%
--------------------------------------------------------------------------------

Dated this 1st day of March, 2000.


ALLIANCE CAPITAL MANAGEMENT L.P.


       By:    /s/  Edmund P. Bergan, Jr.
              -------------------------------
       Name:  Edmund P. Bergan, Jr.
       Title: Vice President and Assistant
              General Counsel


AETNA LIFE INSURANCE AND ANNUITY COMPANY


       By:    /s/  Laurie M. LeBlanc
              -------------------------------
       Name:  Laurie M. LeBlanc
       Title: Vice President

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